                                                                  Exhibit 10.06


                               EMC HOLDINGS, INC.

                     MANAGEMENT INCENTIVE STOCK OPTION PLAN
                     (Adopted Effective as of July 1, 1990)


                             WHEREAS, EMC HOLDINGS, INC., a Delaware corporation
(the "Company") wishes to adopt a stock option plan to be designated the "Management Incentive Stock Option Plan" (the "Plan") effective as of July 1, 1990, which Plan was approved by the Company's Board of Directors on August 3, 1990; and
                             WHEREAS, the Plan is intended to be a nonstatutory
stock option plan for purposes of the Internal Revenue Code of 1986 (the
"Code").
                             NOW, THEREFORE, the Plan hereby is established as
follows:
                             1.  Purpose.

                                 The Plan is intended and is being adopted (a)
to stimulate good management of the Company for the benefit of all Company shareholders; (b) to facilitate stock ownership and a proprietary interest on the part of certain officers and other key executive and management employees of the Company and its subsidiary corporations (the "Subsidiaries"), (c) to encourage management employees of the Company to meet or exceed the goals established by the Company in its financial plan; and (d) to provide additional incentives for management efforts in promoting the continued growth and success of the Company.

                             2. Shares and Option Rights Covered by the Plan;
Timing of Grants.

                                Options may be granted under this Plan, from
time to time, in the manner set forth in paragraph 8 hereof, during the period from the date of the adoption hereof to and including June 30, 1995 in an aggregate amount of not more than 719,284 shares of Class B Common Stock of the Company (the "Shares"), representing 3% of the fully diluted equity interest in the Company, including stock issued pursuant to this Plan, or such additional shares as the Board of Directors of the Company shall approve. Each option granted under the Plan shall represent the right to acquire one Share. Options for up to 239,762 Shares (representing 1% of the fully diluted equity of the Company) may be granted as of any date on or following July 1, 1990 and up to an equal number of options as of any date on or following each July 1 thereafter until all available options have been granted. The stock to be issued under this Plan may be either treasury stock and/or authorized but unissued stock, as may be determined by the Board of Directors from time to time in its sole discretion in accordance with the provisions hereof. If any option for any reason ceases to be exercisable in whole or in part, the Shares which were subject to such option, but as to which the option had not been exercised, may be made available under this Plan in the sole discretion of the Committee (as hereinafter defined).


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
                             3. Administration.

                                The Plan will be administered by the Committee,
in accordance with the following provisions:

                                (a) The Committee will consist of such members
of the Board of Directors (not less than three (3)), as may be designated for that purpose by the Board of Directors from time to time; provided, however, that no member of the Committee will be eligible to receive any option under this Plan. The Board of Directors may remove members from or add members to the Committee at any time. Vacancies on the Committee, however caused, will be filled by the Board of Directors. The Board will elect one of the members as Chairman. The Committee will hold meetings at such times and places as it may determine. The acts of a majority of the Committee, either taken at a meeting or approved in writing by a majority of the members of the Committee, will be the valid acts of the Committee. Unless the Board of Directors otherwise determines, the Compensation Committee of the Board of Directors will serve as the Committee under this Plan.

                                (b) Except as may be otherwise determined by the
Committee, the following procedures will be followed with respect to the granting of all stock options under the Plan:

                                     (i) All stock options will be granted in
                                writing and on a form of "Stock Option
                                Agreement" approved for that purpose by the Committee.


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
                                     (ii) All stock options will be granted by
                                the action of at least a majority of the members of the Committee (and will be confirmed in writing in a Stock Option Agreement signed by the Chairman of the Committee) effective as of the date(s) specified in the grant.

                                     (iii) Except as may be otherwise expressly
                                stated in the pertinent Stock Option Agreement, all stock options will be granted at a price equal to the fair market value of the Shares on the effective date of the Stock Option Agreement, as determined in Paragraph 4, below.


                                     (iv) The Company and the Optionee will also
                                enter into the Stock Option Agreement, in such form or forms as may be approved by at least a majority of the members of the Committee, which will incorporate such other provisions as may be included pursuant to Paragraph 15, below, and which may be a different agreement with respect to different participants. Moreover, if the Optionee is not then a party to the Stockholders


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
                                Agreement dated October 26, 1990 among the
                                Stockholders listed on the Schedule of
                                Stockholders thereto, Merrill Lynch Interfunding Inc., EMC Holdings, Inc. Employee Stock Ownership Trust and the Company, he or she will execute and deliver a counterpart thereof to the Secretary of the Company.

                                     (v) Each Stock Option Agreement, or a copy
                                thereof, will be filed by the Chairman of the Committee with the Secretary of the Company.

                                     (vi) Reports on the granting of stock
                                options under the Plan will be made periodically to the Board of Directors, which will be deemed to have concurred in the pertinent actions as of the date of the Stock Option Agreement.

                                (c) The interpretation and construction by the
Committee of any of the provisions of the Plan or of any option granted under it, together with the actions of the Committee in the granting of options as herein provided, will be final and conclusive unless otherwise specifically provided by a resolution duly adopted by the Board of Directors.


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
                             4. Option Prices.

                             Each Stock Option Agreement will state the
pertinent option price(s), which will equal the fair market value of the Shares on the effective date of the grant of the option, as conclusively determined by the Board of Directors upon the recommendation of the Committee. In the absence of clear and convincing evidence to the contrary, the Committee and the Board of Directors will be entitled, but will not be required, to rely upon the per share price established for the Company's Class A Common Stock by the most recent appraisal of the stock owned by the EMC Holdings, Inc. Employee Stock Option Plan ("ESOP"), and to determine that the fair market value of the Shares are equal to such appraised value. For options granted effective as of July 1, 1990, the option price will be $1.27 per Share.

                             5. Option Period.

                             Each option granted hereunder will be exercisable,
if then vested, for a period of three (3) years commencing on the date five (5) years after the grant of such Option.

                             6. Vesting of Options.

                                Only vested Options will be exercisable.

                                (a) The number of shares determined by
multiplying the percentages in the following sentence by the full number of shares originally subject to such option will vest annually, as of June 30 of each year, provided that the vesting requirements imposed by subparagraph (b) of this paragraph 6 (the "Vesting Requirements") are determined to have been satisfied,


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
based upon the Company's audited financial statements or other information satisfactory to the Committee. The percentages are:

              Percentage                         Year After Grant
              ----------                         ----------------

                 25%                                1st Year
                 25%                                2nd Year
                 25%                                3rd Year
                 25%                                4th Year


                                In the event that the Vesting Requirements are
not satisfied in any one year, the options that were not vested in that year will vest in the next subsequent or later years if the Vesting Requirements are met in the next subsequent or later years.

                                (b) Options will vest annually as described
above provided that the sum of (i) seven times the Company's consolidated earnings before marketing expense capitalization, interest and taxes before giving effect to charges resulting from (a) the amortization of the purchase price premium associated with the 1986 and 1989 recapitalizations of the Company; (b) contributions to the Company's ESOP; and (c) options granted under this Plan, or any similar plan adopted by the Company in the future; ("Adjusted EBIT"), less (ii) the consolidated total interest bearing debt of the Company, including all current maturities, short-term interest bearing debt and capitalized leases, but with such debt being reduced by the amount of cash and equivalents ("Net Debt") exceeds the following amounts at the close of the then most recent fiscal year:


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

        Fiscal Year 1991                     $ 41 million
        Fiscal Year 1992                     $ 64 million
        Fiscal Year 1993                     $ 88 million
        Fiscal Year 1994                     $114 million
        Fiscal Year 1995                     $142 million
        Fiscal Year 1996                     $174 million
        Fiscal Year 1997                     $200 million
        Fiscal Year 1998                     $217 million
        Fiscal Year 1999                     $234 million


The sale or other disposition of any significant asset(s) will impact the above calculation because of the effect on Adjusted EBIT, Net Debt and other factors. The amounts described above will be appropriately revised upon any such sale or other disposition.

                                (c) An option will terminate immediately and may
no longer be exercised if the optionee ceases to be an employee of the Company or its Subsidiaries, except that:

                                (i) If the optionee's employment is terminated involuntarily for any reason other than theft or dishonesty, he or she may at any time within a period of thirty (30) days after such termination exercise such option regardless of the extent that the option was exercisable by him or her on the date of the termination of his or her employment; provided, however, that an option may not be exercised after the date of expiration specified in the option.


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
                                (ii) If the optionee dies or becomes permanently disabled while in the employ of the Company or of any of its Subsidiaries or retires after attainment of age 65, options held by that optionee on the date of his or her termination may be exercised at any time within ninety (90) days after that date, by the optionee, the personal representative of the deceased optionee or by the person or persons to whom the optionee's rights under such options shall pass by will or by the applicable laws of descent and distribution, regardless of the extent to which such options otherwise would have been exercisable on that date under Paragraphs 6(a) and 6(b) of the Plan or under the applicable Stock Option Agreement in the absence of such death or other event; provided, however, that no option may be exercised by any person after the date of expiration specified in that option.

                                (iii) The Committee may grant further exceptions in other cases where


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
                                it is in, or not opposed to, the best interest of the Company to do so.

                                (d) Subject to the provisions of Subparagraphs
6(a) and 6(b) and other pertinent provisions of this Plan, an option may be exercised to the extent that the Shares have become purchasable thereunder, in whole or in part, from time to time, and at any time prior to expiration or termination of the option, by making full payment of the option price to the Company in any one or more of the following ways: in cash, by check, bank draft, or money order.

                             7. Acceleration of Vesting and Exercisability.
Notwithstanding anything herein to the contrary, options will become immediately exercisable and 100% vested prior to the date otherwise determined in accordance with this Plan, in the event of a Public Distribution (as defined below), or a Change in Control (as defined below), in which Public Distribution or Change of Control either:

                                (a) Any of the Institutional Investors, as such
term is defined in the Stockholders Agreement dated October 26, 1989, realize value on their shares in the Company in excess of the following amounts:

            05/01/90 - 07/31/90 $1.58 per share
            08/01/90 - 10/31/91 $1.69 per share
            11/01/90 - 01/31/91 $1.81 per share
            02/01/91 - 04/30/91 $1.93 per share
            05/01/91 - 07/31/91 $2.07 per share
            08/01/91 - 10/31/91 $2.21 per share


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
             11/01/91 - 01/31/92 $ 2.37 per share
             02/01/92 - 04/30/92 $ 2.54 per share
             05/01/92 - 07/31/92 $ 2.72 per share
             08/01/92 - 10/31/92 $ 2.91 per share
             11/01/92 - 01/31/93 $ 3.11 per share
             02/01/93 - 04/30/93 $ 3.33 per share
             05/01/93 - 07/31/93 $ 3.56 per share
             08/01/93 - 10/31/93 $ 3.81 per share
             11/01/93 - 01/31/94 $ 4.07 per share
             02/01/94 - 04/30/94 $ 4.36 per share
             05/01/94 - 07/31/94 $ 4.67 per share
             08/01/94 - 10/31/94 $ 4.99 per share
             11/01/94 - 01/31/95 $ 5.34 per share
             02/01/95 - 04/30/95 $ 5.72 per share
             05/01/95 - 07/31/95 $ 6.12 per share
             08/01/95 - 10/31/95 $ 6.54 per share
             11/01/95 - 01/31/96 $ 7.00 per share
             02/01/96 - 04/30/96 $ 7.49 per share
             05/01/96 - 07/31/96 $ 8.02 per share
             08/01/96 - 10/31/96 $ 8.58 per share
             11/01/96 - 01/31/97 $ 9.18 per share
             02/01/97 - 04/30/97 $ 9.82 per share
             05/01/97 - 07/31/97 $10.51 per share
             08/01/97 - 10/31/97 $11.24 per share
             11/01/97 - 01/31/98 $12.03 per share
             02/01/98 - 04/30/98 $12.87 per share
             05/01/98 - 07/31/98 $13.77 per share
             08/01/98 - 10/31/98 $14.74 per share
             11/01/98 - 01/31/99 $15.77 per share
             02/01/99 - 04/30/99 $16.87 per share
             05/01/99 - 07/31/99 $18.05 per share

             ; or

                                (b) The Company's Adjusted EBIT less Net Debt
equals or exceeds the amount set forth below in the fiscal year preceding the fiscal year in which such event occurs:

          Fiscal Year 1991             $ 41 Million
          Fiscal Year 1992             $ 64 Million
          Fiscal Year 1993             $ 88 Million
          Fiscal Year 1994             $114 Million
          Fiscal Year 1995             $142 Million


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

         Fiscal Year 1996             $174 Million
         Fiscal Year 1997             $200 Million
         Fiscal Year 1998             $217 Million
         Fiscal Year 1999             $234 Million

                                "Public Distribution" will mean a public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act of 1933, as amended, (the "Act") at the conclusion of which (i) the Company is required to register shares of its common stock under Section 12(b) or (g) of the Securities Exchange Act of 1934, as amended, and (ii) at least 25% of the outstanding common stock of the Company has been sold to the public pursuant to one or more effective registration statements under the Act. "Change in Control" will mean a transaction or series of transactions at the conclusion of which any person, firm, or entity, and its affiliates, becomes the record or beneficial owner of, and/or obtains the right to purchase more than 50% of the stock of the Company, or obtains the power to elect a majority of the Board of Directors of the Company; provided however that the issuance or transfer of shares, stock options and/or other contract rights to acquire shares
                                (a) to the EMC Holdings, Inc. Employee Stock
                                Ownership Plan or any other Employee Stock
                                Ownership Plan hereinafter adopted ("ESOP") or
                                (b) to one or more individuals who are employees of Holdings or its subsidiaries and hold options previously granted under this Plan will not be considered in determining whether a "Change of Control" has occurred at the time of such issuance unless the Committee then determines (in its discretion) that it should be considered for that purpose.

                             8. Termination of Options.

                                Any other provision of this Plan to the contrary
notwithstanding, in the event of a Change in Control, any Options which are not vested prior to or as a result of such event will automatically terminate and will thereafter not be exercisable.

                             9. Repurchase by Company.

                                In the event of a Public Distribution or a
Change of Control, any or all of the Options not terminated in accordance with Paragraph 8, above, and whether or not vested, may, at the option of the Board of Directors, be repurchased by the Company at a price and on the terms determined in good faith by the Board of Directors to be the fair market value of such options. In the absence of clear and convincing evidence to the contrary, the Board of Directors will be entitled to assume that the fair market value of each option is equivalent to the per share price which other shareholders (or a material group of them) are to receive for such shareholder's shares, reduced by an amount equivalent to the exercise price on such Options (or, if such price is not payable immediately in cash, reduced to account for the exercise price as determined in good faith by the Board of Directors).
                             10.Eligibility to Participate.

                                Officers of the Company or its subsidiaries with
the title of Vice President and above (excluding the Chairman) and key executive and management employees (the "Eligible Employees") will be eligible for participation in the Plan. The Chairman, with the approval of the majority of members of the Committee, (i) will designate the number of Options (if any) to be available for grant, commencing July 1, 1990, until all Options have been granted; (ii) will select the Eligible Employees (the "Participants") to receive Options, and (iii) will designate the number of Options to be allocated to each such Eligible Employee. The grant of options for up to 239,762 Shares (1% of the fully diluted equity of the Company) has been approved by the Committee for grant as of July 1, 1990.


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
                             11. Nontransferability of Options.

                                An option granted under the Plan may not be
transferred and may be exercised during the optionee's lifetime only by the optionee.

                             12. Stock Ownership Limitation.

                                No option will be granted under the Plan to a
person if the exercise of such option by that person will result in that optionee's owning more than five percent (5%) of the total combined voting power of all classes of stock of the Company or of any of its Subsidiaries.

                             13. Rights as a Stockholder.

                                An optionee or a permitted transferee of an
option will have no rights as a stockholder with respect to any Shares covered by his or her option until the date on which payment is made, and accepted by the Company, for such Shares. No adjustment will be made for cash dividends or distributions for which the record date is prior to the date such payment is made and accepted.

                             14. Restriction on Resale of Shares; Repurchase by
the Company.

                                (a) (1) Shares acquired upon the exercise of any
option granted pursuant to the Plan will not be sold or otherwise transferred prior to the expiration of the repurchase period described in subparagraph (b) of this Paragraph 14.

                                (a) (2) The Company is authorized to (i) retain
the certificate(s) representing Shares encumbered by such


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
                                restriction on resale or place such
certificate(s) in the custody of its agent, (ii) place a restrictive legend thereon, and/or (iii) issue a stop transfer order to its stock transfer agent with respect thereto in connection with the enforcement of this provision.

                                (b) (1) If the employment of the optionee by the
Company and/or its subsidiaries terminates for any reason and such employee or his or her personal representative has exercised or thereafter exercises any option granted to him or her under this Plan, then, in that event, the Company will have the right, in its discretion, for a period of ninety (90) days following the termination of employment or exercise of such option, whichever may last occur, to repurchase any and all Shares acquired by such optionee pursuant to the exercise of options granted under this Plan at the price set forth in subparagraph (c) of this Paragraph 14.

                                (b) (2) If the employment of the optionee by the
Company and/or its subsidiaries terminates and the Committee determines that such termination was as a result of death, disability, retirement after attainment of age 65 or termination by the Company or Subsidiary without cause, then if such optionee (or his or her personal representative) has exercised or thereafter exercises any option granted to him or her under this Plan, in that event the optionee (or his or her personal representative) will have the right for a period of 90 days following the termination of employment or exercise of such option, whichever may last occur, to sell to the Company any and all Shares acquired by such optionee pursuant to the exercise of options granted under this Plan at the price equal to that set forth in subparagraph (c) of this Paragraph 14.

                                (c) The value to be paid per Share by the
Company under Paragraph 14(b)(1) or 14(b)(2), above will be the difference between (i)(A) so long as the Company has an ESOP and is required to obtain appraisals of its common stock for the purposes of such ESOP, the most recent value of such stock as determined by such appraisal or; (B) if there is no appraisal of the Company's Stock which meets the requirements of this subparagraph, 7 times the Company's Adjusted EBIT minus the Net Debt of the Company for the immediately preceding year, divided by the number of shares (on a fully diluted basis) as of the end of such year less (ii) the Exercise Price per Share of the options. For the purposes of the foregoing calculation, the Preferred Stock of the Company (currently owned by the ESOP) will be treated either (i) as an addition to Net Debt in an amount obtained by multiplying the number of shares of Preferred Stock outstanding times $100.00, in which event such shares will not be taken into account in determining the number of shares of stock outstanding; or (ii) as the number of shares of common stock of the Company into which such shares of Preferred Stock are convertible, in which event such shares will not be taken into account in determining Net Debt, whichever produces the lesser value.


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
                                (d) The Committee may grant waivers of the
restriction imposed by this Paragraph 14 in such cases as it may deem to be in, or not opposed to, the best interest of the Company.

                                (e) Notwithstanding anything herein to the
contrary, the rights granted by subparagraphs (b)(1) and (b)(2) of this Paragraph 14 will terminate upon a Public Distribution (as defined in Paragraph
7) which results in the Shares being freely tradeable in a public market. The Committee will determine when and if Shares are so freely tradeable and shall notify all affected Participants.

                             15. Adjustments Upon Changes in Stock.

                                 In the event that a dividend will be declared
upon the Class B Common Stock of the Company payable in shares of Class B Common Stock of the Company, the number of Shares then subject to any such option and the number of Shares reserved for issuance pursuant to the Plan shall be adjusted by adding to each such Share the number of Shares which would have been distributable thereon if such Share had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend. In the event that the outstanding shares of the Class B Common Stock of the Company shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split, combination of shares, merger, consolidation, sale of assets or otherwise, then there shall be substituted for each Share subject to any such option and for each Share reserved for issuance pursuant to the Plan but not yet covered by an option, the number and kind of shares of stock or other securities into which each outstanding share of Class B Common Stock are so changed or for which each such share may be exchanged. In the case of any such substitution or adjustment as provided for in this Paragraph, the option price in each Stock Option Agreement for each Share covered thereby prior to such substitution or adjustment will be the option price for all shares of stock or other securities which have been substituted for such Share or to which such Share has been adjusted pursuant to this Paragraph.

                                No adjustment or substitution provided for in
this Paragraph will require the Company in any Stock Option Agreement to sell a fractional Share, and the total substitution or adjustment with respect to each Stock Option Agreement will be limited to whole Shares.

                             16. Use of Proceeds.

                                 Proceeds from the sale of stock pursuant to
options granted under the Plan constitute general funds of the Company.

                             17. Other Provisions.

                                 The Stock Option Agreements to be issued under
the Plan will incorporate the provisions of the Plan by reference. Any stock options granted under the Plan may be subjected to or include additional restrictions upon the exercise thereof and/or such other provisions (whether or not the same as or different from the provisions of other stock options granted under this Plan), if any, as the Committee and/or the Board of Directors may deem advisable and cause to be specified in the Stock Option Agreement entered into pursuant thereto.

                             18. Amendment

                                The Board of Directors of the Company may from
time to time amend the Plan. An amendment of the Plan will not, without the consent of the optionee, reduce or impair any rights or obligations under any option theretofore granted under the Plan.

                             19. Suspension or Termination of Plan.

                                The Board of Directors of the Company may from
time to time suspend or at any time terminate the Plan. Unless the Plan shall theretofore have been terminated by the Board of Directors, the Plan shall terminate on June 30, 1995. No option may be granted during any such suspension or after such termination. The termination of the Plan will not, without the consent of the optionee, reduce or impair any rights or obligations under any option theretofore granted under the Plan.

                             20. Indemnification.

                                In addition to such other rights of
indemnification as they may have as directors or as members of the Committee, the members of the Committee will be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided that within sixty (60) days after institution of any such action, suit or proceeding a Committee member in writing offers the Company the opportunity, at its own expense, to handle and defend the same.

                             21. Disclaimer of Employment Rights.

                                Neither this Plan nor any option granted
hereunder will create any employment right in any person.


ATTEST:                                          EMC HOLDINGS, INC.



By_______________________                        By___________________________
               Secretary                               Chairman


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